October 26, 2009

Securities and Exchange Commission
Washington, D.C.  20549

Commissioners:

We have read Innovative Card Technologies, Inc.'s statements included under Item 4.01 of its Form 8-K filed on October 26, 2009, and we agree with such statements concerning our firm.

SingerLewak LLP